UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2012

CENVEO, INC.
(Exact Name of Registrant as Specified in Charter)

COLORADO	1-12551	84-1250533
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE CANTERBURY GREEN
201 BROAD STREET
STAMFORD, CT		06901
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (203) 595−3000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

[ ] Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

[ ] Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 8.01    Other Events.

On November 29, 2012, Cenveo, Inc. announced that its wholly-owned subsidiary, Cenveo Corporation (the “Company”), is seeking to amend and supplement its existing senior secured credit facilities to, among other things, (i) allow for up to $50 million of a new unsecured loan to be prepaid similar to its ability to prepay its currently outstanding 7.875% Senior Subordinated Notes due 2013 (the “7.875% Notes”), (ii) provide for an additional $15 million Term Loan thereunder, and (iii) modify covenant levels for increased financial flexibility. In concert with the amendment, the Company expects to raise up to $50 million via a new unsecured loan, which along with the Term Loan supplement will be used to fully retire the remaining $67.9 million of its 7.875% Notes that remain outstanding as of November 29, 2012.  While no assurance can be given that the Company will complete these transactions, the Company expects the amendment and Term Loan supplement will become effective by the end of 2012 followed shortly by the issuance of the new unsecured loan and final retirement of its 7.875% Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 29, 2012

CENVEO, INC.

By:    s/ Scott J. Goodwin
Scott J. Goodwin
Chief Financial Officer